Exhibit 32.0

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer of Scout Exploration, Inc. (the “Company”), hereby certifies that, to his knowledge on the date of this certification:

1.    The annual report of the Company for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2007

By: _/s/ John Roozendaal______________
Name:  John Roozendaal
Title: President and Chief Executive Officer

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Principal Accounting Officer of Scout Exploration, Inc. (the “Company”), hereby certifies that, to his knowledge on the date of this certification:

1.    The annual report of the Company for the period ended September 30, 2007 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 19, 2007

By: _/s/ Jason Walsh______________________
Name:  Jason Walsh
Title: Treasurer and Principal Accounting Officer